EXHIBIT 10.23

                                                             Escrow No.:
                                                             Date Escrow Opened:
                                                             Escrow Holder:



                              AGREEMENT FOR SALE OF
                                  REAL PROPERTY
                             AND ESCROW INSTRUCTIONS


         THIS AGREEMENT is made and entered into this 17th day of April, 1996, by and between Arterial Vascular Engineering, Inc., a Delaware corporation ("BUYER"), and Union Oil Company of California, a California corporation, doing business as Unocal ("COMPANY").


                                 R E C I T A L S

         A. COMPANY is the owner of certain improved real property in the City of Santa Rosa, County of Sonoma, State of California, consisting of that certain real property more particularly described on Exhibit "A" attached hereto and hereby incorporated herein (the "Land"), the improvements, buildings and facilities located on the Land (the "Improvements"), and the personal property listed on Exhibit "B" attached hereto and hereby incorporated herein (the
"Personal Property"). The Land, Improvements and Personal Property are herein referred to collectively as the "Property."

         B. BUYER has offered to purchase and COMPANY has offered to convey the Property upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and conditions hereof, the parties agree as follows:


1. Purchase Price

         1.1. Sale and Purchase. BUYER hereby agrees to purchase and COMPANY hereby agrees to convey the Property, upon the terms and conditions contained herein.

         1.2. Purchase Price. The total purchase price to be paid by BUYER for the Property is Five Million One Hundred Thousand Dollars ($5,100,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows:


                  1.2.1. Deposit. Upon the opening of escrow, BUYER shall deposit with Escrow Holder (as such term is hereinafter defined), in the form of a certified or bank cashier's check, or a confirmed wire transfer of funds, the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Deposit"). Upon Escrow Holder's receipt, the
         Deposit shall be invested by Escrow Holder in a federally-insured interest bearing account with all interest accruing thereon credited to the Purchase Price upon the Close of Escrow (as such term is hereinafter defined). Upon the expiration of the Contingency Termination Date (as such term is hereinafter defined), provided BUYER has not elected to terminate this Agreement and the escrow created pursuant hereto in strict accordance with Section 2 below, the Deposit (together with all interest which has then accrued thereon) shall: (i) be released by Escrow Holder to COMPANY without the need for further instructions from either BUYER or COMPANY authorizing such release, and
         (ii) become non-refundable to BUYER unless a condition to BUYER's obligations hereunder is not satisfied or waived or unless COMPANY defaults in its obligations hereunder, but shall be credited towards the Purchase Price upon the Close of Escrow.

                  1.2.2. Balance of Purchase Price. At least one (1) business day prior to the Close of Escrow, BUYER shall deposit into escrow, in immediately available funds, the balance of the Purchase Price, plus BUYER's share of closing costs, prorations and charges payable pursuant to this Agreement.


2. Feasibility Matters.

         Until 5:00 p.m. on the date which is the fifteenth (15th) day following the opening of escrow (the "Contingency Termination Date"), BUYER shall have the right to review and approve the following matters (collectively, the "Feasibility Matters"), and BUYER's obligations hereunder shall be conditioned upon BUYER's approval of and/or satisfaction with said matters, in BUYER's sole and absolute discretion, on or before said date:

                           (a) any physical inspections or testing of the Property (including, but not limited to, environmental testing) BUYER may conduct in accordance with Section 3.1 below;

                           (b) BUYER's review of all studies and documents which
                  BUYER determines necessary. Until the Contingency Termination Date, BUYER shall have the right to enter the Property in accordance with the provisions of Section 3.1 below to review the files for the Property located at the offices of COMPANY at the Property during regular business hours; and

                           (c) the  requirements  and conditions of governmental
                  bodies with jurisdiction, including appropriate zoning and applicable ordinances and parking requirements.

         If BUYER fails to approve all of the Feasibility Matters, in a writing delivered to COMPANY on or prior to the Contingency Termination Date, the Feasibility Matters shall be deemed disapproved. If BUYER is deemed to have disapproved the Feasibility Matters as provided above or disapproves any of the Feasibility Matters in a writing delivered to COMPANY on or prior to the Contingency Termination Date, then this Agreement shall terminate, in which event escrow shall be cancelled with no further liability by either party to the other party (except for the indemnity obligations of BUYER set forth in this Agreement), the Deposit, together with all interest earned from the investment thereof, shall be returned by Escrow Holder to BUYER, and BUYER shall pay all escrow fees. Furthermore, BUYER shall provide to COMPANY, within fifteen (15) days after such cancellation, copies of all surveys and environmental and engineering studies generated by or on behalf of BUYER concerning the Property at no cost or expense to COMPANY.

         Notwithstanding anything contained in this Agreement to the contrary, BUYER acknowledges and agrees that BUYER's ability to obtain financing with respect to its acquisition and/or improvement of the Property is neither a Feasibility Matter for purposes of this Section 2 nor a condition to BUYER's obligations under this Agreement, and in no event shall BUYER have the right to terminate this Agreement due to an inability to obtain such financing.

3. Matters During Escrow


         3.1. License. From and after the execution of this Agreement by COMPANY, COMPANY agrees to allow BUYER or its agents, employees, officers, attorneys and other representatives to enter the Property during the escrow period at BUYER's expense and risk to inspect the Property, to review the files for the Property and to conduct such tests as may be required by BUYER. However, notwithstanding anything in this Agreement to the contrary, should BUYER wish to enter the Property for any purpose during the term of the escrow, including but not limited to BUYER's feasibility review, BUYER shall first provide written notice thereof to COMPANY setting forth in detail BUYER's purpose for entering onto the Property and the time or times BUYER wishes to make such entry. COMPANY shall thereupon have the right to approve or disapprove such entry in writing. Such approval shall not be unreasonably withheld or delayed, but may be conditioned at the reasonable discretion of COMPANY. Additionally, any inspections or tests conducted by BUYER shall not damage the Property in any respect and shall be conducted in such a manner so as not to disturb or disrupt the business activities of COMPANY. COMPANY reserves the right to have a representative present during any inspections or test. Upon completion of any inspections and/or tests of the Property, BUYER shall, at its sole cost and expense, promptly restore the Property to the condition existing immediately prior to any such inspections and/or tests.

         Notwithstanding anything contained herein to the contrary, if BUYER at any time during the escrow period desires to enter upon the Property to conduct merely a visual inspection of the Property or to review the files for the Property, then BUYER need only provide COMPANY with telephonic notice of such inspection or review, by calling either of COMPANY's designated representatives, Kevin Talkington or Ron Hedges, at (707) 545-7600, no less than twenty-four (24) hours prior to the time the visual inspection or file review is to be conducted, and the written notice and approval provisions set forth above shall not apply; provided, however, that COMPANY reserves the right to have a representative present during any such inspection.


         3.2. Insurance. During the escrow period, BUYER, before entering the Property, and at its own expense, shall procure and maintain during the performance of its obligations under this Agreement policies of liability insurance, issued by insurance companies duly qualified or licensed to issue policies of insurance in the State of California reasonably acceptable to COMPANY, which are primary as to any other existing, valid and collectible insurance insuring BUYER against loss or liability caused by or in connection with the performance of this Agreement by BUYER, its agents, servants, employees, invitees, guests, contractors or subcontractors, in amounts not less than:

                  (a) Commercial General Liability Insurance Occurrence Form, or the equivalent, including Blanket Contractual Liability, with a combined single limit of ONE MILLION DOLLARS ($1,000,000) each occurrence, TWO MILLION DOLLARS ($2,000,000) aggregate, for Bodily Injury and Property Damage, including Personal Injury.

                  (b) Comprehensive Automobile Liability Insurance or Business Auto Policy covering all owned, hired or otherwise operated non-owned vehicles, with a minimum combined single limit of ONE MILLION DOLLARS ($1,000,000) each occurrence for Bodily Injury and Property Damage.

                  (c) Workers' Compensation Insurance as required by law, and Employers' Liability Insurance with a minimum limit of ONE MILLION DOLLARS ($1,000,000) each occurrence.


         The policies of liability insurance shall name COMPANY and the "Company Group," as defined in Article Six, as an additional insured and shall not exclude or restrict coverage based upon alleged or actual negligence of an additional insured. BUYER shall deliver to COMPANY a certificate evidencing the policies, that COMPANY and the Company Group are named as an additional insured under the policies and that coverage will not be cancelled or materially changed prior to thirty (30) days' advance written notice to COMPANY. Subrogation against COMPANY and the Company Group shall be waived as respects all of the insurance policies set forth above (including without limitation policies of any subcontractor). The insurance required hereunder in no way limits or restricts the Indemnification under Article Six, nor is the insurance to be carried limited by any limitation in Article Six nor by any limitation placed on the indemnity as a matter of law. Any deductible amount, which shall not exceed One Thousand Dollars ($1,000), is the responsibility of BUYER.

         3.3. Condemnation. In the event that any condemnation or eminent domain proceedings affecting all or any part of the Property are initiated prior to Close of Escrow, BUYER or COMPANY may, at any time thereafter, terminate this Agreement by written notice to the other party and Escrow Holder, and Escrow Holder shall immediately, upon receipt of such notice, deliver to BUYER or COMPANY all writings, documents, deposits (including interest earned thereon), letters of credit or other instruments or funds deposited into escrow to the party depositing the same, or, alternatively, if neither party elects to terminate this transaction, such transaction shall be consummated, in which event COMPANY shall assign to BUYER all of its right, title and interest in and to any award made or to be made in connection with such proceedings and shall permit BUYER to conduct all negotiations and enter into all Agreements with respect thereto.

         3.4. Damage or Destruction. Should there occur prior to the Close of Escrow a casualty resulting in the damage or loss of any material portion of the Improvements (which, for the purposes of this Agreement, shall mean damage or loss which will cost greater than $100,000.00 to repair or restore), then BUYER may terminate this Agreement by written notice to COMPANY and Escrow Holder prior to the Close of Escrow, in which event Escrow Holder shall return all funds and documents then held in escrow to the party depositing the same, and COMPANY shall promptly return any funds and documents paid or delivered to COMPANY by Escrow Holder; alternatively, if BUYER does not elect to terminate this transaction, such transaction shall be consummated, in which event COMPANY shall have no obligation to repair or restore any such damage or loss or to compensate BUYER in any manner for such damage or loss.

4. Escrow

         4.1. Opening of Escrow. BUYER and COMPANY agree that an escrow shall be opened within five (5) business days after the date hereof, with Chicago Title Insurance Company, 700 South Flower Street, Suite 900, Los Angeles, CA 90017, as escrow holder ("Escrow Holder"). Three (3) duplicate originals of this Agreement shall be deposited in said escrow. Escrow Holder is hereby instructed to fill in the information on the first page of this Agreement and to send a duplicate original of this Agreement promptly each to BUYER and COMPANY. This Agreement and the general provisions attached hereto as Exhibit "C" shall become a part of the escrow and shall constitute the joint instructions of BUYER and COMPANY to Escrow Holder. If there is any conflict between the provisions of the body of this Agreement (including all exhibits thereto other than Exhibit "C") and the general provisions attached hereto as Exhibit "C", the provisions of the body of this Agreement shall prevail.

         4.2. LIQUIDATED DAMAGES CLAUSE. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY BY REASON OF A DEFAULT OF BUYER, COMPANY SHALL BE ENTITLED TO CANCEL THIS ESCROW AND SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER, AND COMPANY MAY PURSUE ANY REMEDY IN LAW OR EQUITY THAT IT MAY HAVE AGAINST BUYER ON ACCOUNT OF SUCH DEFAULT; PROVIDED, HOWEVER, THAT BY PLACING THEIR INITIALS HERE,

COMPANY /S/John D. Murphy AND BUYER /S/John D. Miller AGREE THAT:

         A. IN THE EVENT OF A DEFAULT OR BREACH OF THIS AGREEMENT BY BUYER, COMPANY WILL BE DAMAGED (INCLUDING BUT NOT LIMITED TO LOSS OF OTHER POTENTIAL BUYERS, UNRECOVERABLE MARKETING, SALES AND PROCESSING COSTS AND COSTS OF HOLDING PROPERTY BEYOND TERM OF ESCROW) AND WILL BE ENTITLED TO COMPENSATION FOR THESE DAMAGES, BUT SUCH DAMAGES WILL BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN BECAUSE:

                  (i) THE DAMAGES TO WHICH THE COMPANY WILL BE ENTITLED IN A COURT OF LAW WILL BE BASED ON THE DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PROPERTY AT THE SCHEDULED CLOSE OF ESCROW AND THE PURCHASE PRICE FOR THE PROPERTY AS SET FORTH IN THIS AGREEMENT, WHICH DIFFERENCE MUST BE BASED ON OPINIONS OF VALUE OF THE PROPERTY, WHICH CAN VARY IN SIGNIFICANT AMOUNTS; AND

                  (ii) IT IS IMPOSSIBLE TO PREDICT, AS OF THE DATE HEREOF, WHETHER THE VALUE OF THE PROPERTY WILL INCREASE OR DECREASE AS OF THE SCHEDULED CLOSE OF ESCROW AND BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE AND BUYER AND COMPANY WISH TO AVOID THE COSTS AND LENGTHY DELAYS WHICH WOULD RESULT IF THE COMPANY FILED A LAWSUIT TO COLLECT ITS DAMAGES FOR BREACH OF THIS AGREEMENT.

         B. IN THE EVENT OF DEFAULT OR BREACH OF THIS AGREEMENT BY BUYER, (i) THE AMOUNT OF THE DEPOSIT SHALL CONSTITUTE LIQUIDATED DAMAGES TO COMPANY; AND (ii) THE PAYMENT OF SUCH LIQUIDATED DAMAGES TO COMPANY SHALL CONSTITUTE THE EXCLUSIVE REMEDY OF COMPANY ON ACCOUNT OF THE DEFAULT BY BUYER.

         C. AT ANY TIME AFTER BUYER DEFAULTS UNDER THE TERMS OF THIS AGREEMENT, OR AT ANY TIME AFTER THE DATE PROVIDED HEREIN FOR

         CLOSE OF ESCROW OR ANY EXTENDED DATE FOR CLOSING, COMPANY MAY GIVE WRITTEN NOTICE THEREOF TO ESCROW HOLDER AND TO BUYER, IN WHICH EVENT, NO LATER THAN THREE (3) BUSINESS DAYS AFTER RECEIPT OF SUCH NOTICE, (i) THE DEPOSIT SHALL BE PAID TO (IF NOT OTHERWISE RELEASED BY ESCROW HOLDER TO COMPANY PURSUANT TO SECTION 1.2.1 ABOVE) AND RETAINED BY COMPANY; AND (ii) ESCROW HOLDER SHALL CANCEL THE ESCROW.

         D. BUYER AND COMPANY EACH AGREES TO INDEMNIFY AND HOLD ESCROW HOLDER HARMLESS FROM ANY CLAIM BY THE OTHER ARISING OUT OF ANY DISTRIBUTIONS MADE BY ESCROW HOLDER IN ACCORDANCE WITH AND PURSUANT TO THE PROVISIONS OF THIS SECTION.


         4.3. Title Matters.

                  4.3.1. Title Condition.

                                    4.3.1.1.   Subject  to   BUYER's   right  to
         terminate this Agreement pursuant to Sections 4.3.1.3 and 4.3.2 below, title to the Property shall be subject to covenants, conditions, restrictions, reservations, rights of way, easements and other matters of record.

                                    4.3.1.2. BUYER acknowledges that COMPANY has
         heretofore provided to BUYER a preliminary report dated March 21, 1996 (the "Preliminary Report") prepared by Chicago Title Insurance Company ("Title Company"). BUYER hereby approves and agrees to accept title subject to item numbers 1 through 17, inclusive, shown in Schedule B of the Preliminary Report.

                                    4.3.1.3.  BUYER shall  approve or disapprove
         in writing any supplement to the Preliminary Report on or before the date which is seven (7) days after BUYER's receipt of any such supplement and copies of any exceptions shown thereon. Failure of BUYER to approve or disapprove any supplement to the Preliminary Report in writing within the time specified shall be deemed BUYER's disapproval thereof. In the event BUYER disapproves in writing, or is deemed to have disapproved as provided above, any exception appearing in any supplement to the Preliminary Report, COMPANY shall have the right, but not the obligation, to notify BUYER in writing that COMPANY intends to remove such matter on or before Close of Escrow, and in such event this Agreement shall not be terminated based upon BUYER's disapproval of any such matter; provided, however, that in the event COMPANY elects not to remove such matter, or COMPANY is not able to remove such matter on or before Close of Escrow, BUYER may elect whether to waive in writing such disapproval and close escrow or to terminate this Agreement, in which event all amounts deposited by BUYER in escrow or with COMPANY shall be immediately returned to BUYER; and provided further that in the event any lien, encumbrance or other exception to title represents a security interest relating to an obligation to pay money, such item shall be disapproved and shall be removed by COMPANY on or before Close of Escrow notwithstanding anything to the contrary contained herein.

         4.3.2. Title Insurance. COMPANY shall instruct Title Company to issue, and it shall be a condition to BUYER's obligation to purchase the Property that Title Company commit to issue, a standard policy of title insurance on the Property in the amount of the Purchase Price in favor of BUYER at Close of Escrow showing the Property vested in BUYER, subject only to (i) the title matters which have been approved by BUYER in accordance with the provisions of
Section 4.3.1 above; and (ii) any matters created by BUYER. In the event BUYER desires an extended coverage policy of title insurance, COMPANY shall reasonably cooperate with Escrow Holder and BUYER in the preparation and issuance of such policy, including the execution of such documents as may reasonably be required; provided, however, that in no event shall any matter involved in the issuance of an extended coverage title policy delay or extend any times set forth in this Agreement. If there is a failure of the condition for BUYER's benefit described in this Section 4.3.2, then BUYER shall have the right to terminate this Agreement and to receive a refund of the Deposit.

         4.4. Deposits Into Escrow. BUYER and COMPANY shall deposit in said escrow all documents and funds necessary to carry out this Agreement, including:

                  4.4.1. By COMPANY:

                                    (a)  A  grant   deed  in  proper   form  for
                  recording, which shall be duly executed and acknowledged so as to convey to BUYER all of the Property in accordance with the terms of this Agreement. Exact vesting required by BUYER shall be submitted into escrow by BUYER no later than ten (10) business days before the scheduled Close of Escrow.

                                    (b) A bill of sale,  in the form of  Exhibit
                  "D" attached hereto and incorporated herein, which shall be duly executed so as to convey to BUYER all of

                  COMPANY's right, title and interest in and to the Personal Property.

                                    (c) A  counterpart  original  of the License
                  Agreement (as such term is hereinafter defined), duly executed by COMPANY.

                                    (d) A certificate of its authorized  officer
                  to the effect that, as of the date of the closing, it is not a foreign person as defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations ("FIRPTA Certificate"), such FIRPTA Certificate to be substantially in the form described in Treasury Regulation Section 1.1445-2(b)(2)(iii)(B), or otherwise within the requirements of Section 1.1445-2(b)(2) of that regulation and any comparable local laws.

                                    (e) A California  Form 590 or other evidence
                  sufficient to establish that BUYER is not required to withhold any portion of the Purchase Price pursuant to Sections 18805 and 26131 of the California Revenue and Taxation Code.

                  4.4.2. BY BUYER:

                                    (a) Cash,  cashier's check payable to Escrow
                  Holder, or wire transfer of immediately available funds representing the Purchase Price, less the Deposit, plus BUYER'S share of closing costs and prorations, as determined below.

                                    (b) A  counterpart  original  of the License
                  Agreement, duly executed by BUYER.

         4.5. Costs and Expenses. The cost of recording the grant deed shall be paid by COMPANY. BUYER shall pay the documentary transfer taxes (including the documentary transfer taxes payable to each the County of Sonoma and the City of Santa Rosa) and the title insurance premium for a standard policy of title insurance, as well as the additional premium for an extended coverage policy of title insurance, if applicable. BUYER shall also pay the cost of any survey or title insurance endorsements it may require. Except as otherwise specifically provided herein, the entire amount of the escrow fee of Escrow Holder shall be paid by BUYER. All other costs shall be allocated between BUYER and COMPANY in accordance with customary practice in Sonoma County, California.

         4.6. Prorations. All items of income and expense, including without limitation real property taxes and assessments, shall be prorated between the parties as of the date of the Close of Escrow. Real property taxes and assessments shall be prorated between the parties such that COMPANY shall be responsible for all real estate taxes and assessments levied against the Property which are attributable to periods to and including the day prior to the Close of Escrow (including, without limitation, any supplemental taxes levied against the Property and assessed after the Close of Escrow to the extent attributable to any periods prior to the Close of Escrow), and BUYER shall be responsible for all real estate taxes and assessments levied against the Property which are attributable to periods after the day prior to the Close of Escrow (including, without limitation, any supplemental taxes levied against the Property and assessed after the Close of Escrow to the extent attributable to any periods on or after the Close of Escrow). COMPANY is currently processing with the assessor's office an application seeking the refund of a portion of the real property taxes and assessments paid by COMPANY for the 1995-96 fiscal year. BUYER acknowledges and agrees that COMPANY shall have the right to pursue the application and to receive and retain any refund made, provided that COMPANY shall pay to BUYER the portion of any refund made which is attributable to the prorated portion of taxes for the 1995-96 fiscal year paid by BUYER upon the Close of Escrow.

         4.7. Closing Date.

                            4.7.1. Unless extended pursuant to the terms of this Agreement, escrow shall close on or before the date which is the thirtieth (30th) day following the opening of escrow (the "Closing Date"). If escrow fails to close by the Closing Date by reason of a breach or default hereunder by either party, the non-breaching party shall have the right to terminate the escrow and receive the return of all documents and funds deposited by it. Such termination pursuant hereto shall not be deemed a waiver of such breach, and the non-breaching party, subject to the liquidated damages provisions set forth in Section 4.2 above, shall be entitled to all appropriate relief at law or in equity.

                            4.7.2. If said escrow terminates because of the failure of both parties to perform any of their respective material obligations, then the parties hereto shall each pay one-half (1/2) of said fees and related charges.

                            4.7.3. If said escrow terminates due to the failure of only one (1) party to perform any of its obligations, such defaulting party shall pay all such fees and related charges. Such payment shall not affect other rights between parties.

                            4.7.4. Escrow can only be extended upon BUYER and COMPANY agreeing to an extension in writing and signed by both BUYER and COMPANY.

         4.8. Escrow Closing. When all of the conditions and instructions herein provided for have been satisfied and properly complied with and said escrow is ready to close in all respects, Escrow Holder shall promptly close same by recording all appropriate documents and delivering to each of the appropriate parties all the documents and funds on deposit in said escrow as herein provided, subject to the payment of the escrow costs and fees in accordance with
Section 4.5 above ("Close of Escrow").

         4.9. Possession. Subject to COMPANY's lease of a portion of the Property from BUYER following the Close of Escrow in accordance with Section 7 below, possession shall be delivered to BUYER at Close of Escrow.


5. Environmental Matters

         5.1. The Phase 1 Environmental Report. BUYER acknowledges that it has received from COMPANY a copy of that certain Preliminary Environmental Assessment Report dated March 17, 1994 prepared by Hart Crowser, Inc., as updated by that certain Preliminary Environmental Assessment Report Update dated August 31, 1995 prepared by Enviros, Inc. (collectively, the "Phase 1"). To COMPANY's knowledge, the Phase 1 contains all material historical information concerning the environmental condition of the Property. Notwithstanding the above, COMPANY makes no, and expressly disclaims any, warranties or representations concerning the accuracy or completeness of the Phase 1. As used in this Section 5.1, "to COMPANY's knowledge" means to the knowledge of the managerial-level employee of COMPANY with the most recent direct responsibility for the Property, without such employee's having made an independent investigation of the files concerning the Property with respect to the environmental matters addressed in the Phase 1.

         5.2. No Liability for Contamination. It is the express intent of the parties that, except as otherwise expressly provided in Sections 5.4 and 6.2 below, (i) the risk of any Contamination on or within the Property shall shift to BUYER, and (ii) COMPANY shall have no obligation for any Contamination, on or within the Property, including but not limited to any remediation thereof. Expressly, but without limiting the generality of the foregoing, except as otherwise expressly provided in Sections
5.4 and 6.2 below, COMPANY shall have no liability for remediation of any Contamination of the Property or for any third-party claims resulting from any such Contamination. Except with respect to the obligations of COMPANY under Sections 5.4 and 6.2 below, BUYER expressly waives any claims against COMPANY for remediation of the Property, or for any response costs it may incur with respect to the Property, under any existing or future federal, state or local law, statute, ordinance, regulation, legal cause of action or theory of any kind, including but not limited to any claim under CERCLA (42 USC 9601 et seq.), RCRA (42 USC 6901 et seq.) or similar or comparable laws.

         5.3. Definition of Contamination. The word "Contamination," as used herein, shall mean any hazardous or toxic material, substance, chemical or waste, contaminant, emission, discharge or pollutant or comparable material listed, identified or regulated pursuant to any federal, state or local law, ordinance or regulation which has as a purpose the protection of health, safety or the environment, including but not limited to petroleum or petroleum products or wastes derived therefrom.

         5.4. Remediation of Applicable Contamination by COMPANY. For purposes of this Section 5, the term "Applicable Contamination" shall mean and refer to Contamination consisting of chemical wastes which BUYER proves has been discharged upon the Property by COMPANY. If there is discovered following the Close of Escrow Applicable Contamination in amounts or concentrations exceeding the current guidelines (the "Guidelines") of any governmental agency or agencies with jurisdiction (singly or collectively, the "Agency"), then COMPANY shall remediate the Applicable Contamination to acceptable levels pursuant to applicable Guidelines existing as of the Close of Escrow if such remediation is required by an enforceable order of an Agency or by an enforceable court order or decree, provided that COMPANY reserves for itself the exclusive right of response to, negotiations of, and dispute of, any such order or decree. In no event, however, shall COMPANY be liable for the remediation of any Contamination that is not Applicable Contamination. Additionally, COMPANY shall not be obligated for the remediation of any Applicable Contamination to the extent any member of the Buyer Group (as such term is defined below) has contributed to or exacerbated the condition, quantity or concentration of such Contamination. If pursuant to this Section

5.4 COMPANY is required following the Close of Escrow to remediate any Applicable Contamination, then, as a condition to COMPANY's obligation to perform such remediation, BUYER shall deliver to COMPANY a fully executed license agreement providing for COMPANY's entry onto the Property for such remediation, which license agreement shall (i) provide that in no event shall COMPANY be liable for any claims for special, indirect or consequential damages, including but not limited to claims for loss of use, rents, anticipated profit or business opportunity, or business interruption, or mental or emotional distress or fear of injury or disease; and (ii) otherwise be in such form and content as is reasonably acceptable to COMPANY. It is expressly agreed to by the parties that BUYER's successors and assigns shall not have the right to enforce COMPANY's remediation obligations under this Section 5.4.

         5.4.1.   COMPANY's  remediation  obligations  contained in this Section
5.4 are expressly conditioned upon the following:

                  (a) In the event BUYER shall identify any matter to which COMPANY's remediation obligation may apply or shall receive notice or claim from the Agency or any third party of such matter, it shall immediately, and in every case within thirty (30) days of said notice or claim, notify COMPANY in writing of such matter, addressed to the attention of the General Manager of Real Estate Sales and Development, Union Oil Company of California, 376 S. Valencia Avenue, Brea, California 92621;

                  (b) BUYER shall establish that the subject Contamination is Applicable Contamination; and

                  (c) BUYER shall cooperate with COMPANY by allowing prompt access to the Property (and any improvements thereon) by COMPANY, its agents and consultants for the purpose of investigating any matter to which COMPANY's remediation obligations may apply, and shall allow all necessary investigation.

6. Indemnifications.

         6.1. Indemnification by BUYER. BUYER shall release, protect, defend, indemnify, and hold COMPANY, its parent, subsidiary and affiliated companies (including, but not limited to, Unocal Corporation, a California corporation) and their respective officers, directors, agents and employees (collectively the "Company Group"), free and harmless from any and all claims, liability, damages, demands, costs and causes of action of all kinds, including but not limited to claims arising from the death or injury of any person or persons including employees of BUYER, or from the damage or destruction of any property or properties, caused (i) by or in connection with the exercise of the license granted pursuant to Section 3.1 above by BUYER or its affiliated companies, their officers, directors, agents and employees, their agents, servants, employees, invitees, guests, or by any contractor or subcontractor employed by BUYER, or by the agents, servants, employees, invitees or guests of any such contractor or subcontractor (collectively the "Buyer Group"), or (ii) in connection with the Property after Close of Escrow, including, without limitation, such matters relating to any Contamination thereof (except with respect to the obligations of COMPANY under Section 5.4 above and Section 6.2 below), in either event, whether pursuant to (i) or (ii) above, whether COMPANY is alleged to be negligent actively, passively or not at all, except to the extent of matters shown by final non-appealable judgment to have been caused by the gross negligence or willful misconduct of COMPANY or any member of the Company Group. In the event the indemnity hereunder exceeds that permitted by applicable law, such indemnity shall be construed so as to preserve the maximum indemnity permitted thereby. This indemnity shall survive the transfer of title or any termination of this Agreement; provided, however, that in the event of a termination of this Agreement without escrow closing, BUYER's obligations hereunder shall be limited to the indemnity set forth in (i) above. Notwithstanding anything to the contrary contained in the foregoing, BUYER shall not be obligated to indemnify COMPANY for any claim resulting from the death or injury of any person or persons or from the damage or destruction of any property or properties arising due to the lease of the Property by COMPANY following the Close of Escrow in accordance with Article 7 below, except to the extent any such claim arises due to the negligence or willful misconduct of any member of the Buyer Group.

         Indemnification by COMPANY. COMPANY shall protect, defend and indemnify
BUYER  and  its   respective   officers,   directors,   agents
and employees (collectively, "Buyer Indemnitees") from any and all claims, liability, demands, costs and causes of action of all kinds arising from claims asserted against Buyer Indemnitees by third parties (including but not limited to any Agency) resulting directly from any Applicable Contamination, except to the extent any such claim, liability, demands, costs or causes of action is based on or due to the exacerbation of the condition, quantity or concentration of such Contamination by any Buyer Indemnitees or their respective contractors or invitees. Notwithstanding anything to the contrary set forth herein, in no event shall COMPANY's obligations under this Section 6.2 apply or relate to any claims for special, indirect or consequential damages, including but not limited to claims for loss of use, rents, anticipated profit or business opportunity, or business interruption, or mental or emotional distress or fear of injury or disease.

                  6.2.1. The indemnity contained in this Section 6.2 is expressly conditioned upon the following:

                  (a) In the event BUYER shall identify any matter to which this
Section 6.2 may apply or shall receive notice or claim from any third party of such matter, it shall immediately, and in every case within thirty (30) days of said notice or claim, notify COMPANY in writing of such matter, addressed to the attention of the General Manager of Real Estate Sales and Development, Union Oil Company of California, 376 S. Valencia Avenue, Brea, California 92621;

                  (b) BUYER shall establish that the Contamination  which is the
subject  of  any  claim   asserted   against  the  Buyer  Group  is   Applicable
Contamination; and

                  (c) BUYER shall cooperate with COMPANY by allowing prompt access to the Property (and any improvements thereon) by COMPANY, its agents and consultants for the purpose of investigating any matter to which this Section
6.2 may apply, and shall allow all necessary investigation.


7. Lease-Back

         7.1. Lease-Back Term. Upon the Close of Escrow, BUYER shall lease ("Lease-Back") the building situated upon the Land ("Lease-Back Premises") to COMPANY for a lease term of one hundred five

(105) days following the Close of Escrow ("Lease-Back Term"), subject to COMPANY's obligation to vacate the bottom two (2) floors by the dates specified below. COMPANY shall have the option ("Extension Option") to extend the Lease-Back Term for an additional period of time chosen by COMPANY; provided, however, that in no event may the Lease-Back Term be extended beyond September 30, 1996. COMPANY may exercise the Extension Option by the delivery to BUYER of written notice of said exercise prior to the expiration of the initial Lease-Back Term. At any time during the Lease-Back Term (as may be extended as provided herein), COMPANY may terminate the Lease-Back Term by providing to BUYER no less than five (5) days advance written notice of said early termination.

         COMPANY  shall  vacate the middle  floor of the  building  by the tenth
(10th) day following the Close of Escrow and shall vacate the bottom floor of the building by the fortieth (40th) day following the Close of Escrow. Upon vacation of each of said floors, COMPANY shall deliver possession of said floors to BUYER, with the understanding that BUYER may commence the renovation of said floors upon their vacation by COMPANY. Upon their vacation by COMPANY, the vacated floors shall no longer be considered a part of the Lease-Back Premises. All of BUYER's demolition and construction activities shall comply with city codes and regulations, and BUYER shall obtain a demolition permit which maintains a certificate of occupancy for the Lease-Back Premises during the Lease-Back Term (as may be extended).

         BUYER shall use reasonable efforts to ensure that its renovation activities do not interfere with COMPANY's use and enjoyment of the remaining portions of the Lease-Back Premises. Without in any way limiting the generality of the foregoing, (i) during the hours from 8:00 a.m. to 5:30 p.m., Monday through Friday (except legal holidays) ("Company's Working Hours"), BUYER shall ensure that: (a) noise levels resulting from its renovation activities do not exceed an eight (8) hour time weighted average sound level of 80 decibels measured on the A scale (slow response), as measured inside the Lease-Back
Premises, and (b) short term noise levels resulting from BUYER's renovation activities do not exceed a fifteen (15) minute weighted average sound level of 100 decibels measured on the A scale (slow response) more than twice a day during Company's Working Hours, as measured from the Lease-Back Premises; (ii) BUYER shall take adequate precautions to ensure that dust from BUYER's demolition and construction activities does not enter the Lease-Back Premises through the building's ventilation system or by other means; and (iii) there shall be no interference with the electrical service to the Lease-Back Premises due to BUYER's renovation activities; provided, however, that, following COMPANY's vacation of the middle floor, BUYER may switch the existing electrical boxes at the building with electrical boxes adequate to service COMPANY's electricity needs at the Lease-Back Premises, provided that: (a) the switch over takes place after Company's Working Hours, and (b) BUYER shall provide COMPANY with no less than twenty-four (24) hours advance notice of the switch over, and shall cooperate with a representative designated by COMPANY in coordinating the switch over with precautions deemed desirable by COMPANY with regard to its computers and other electrical equipment at the Leased-Back Premises. To mitigate its damages, COMPANY shall promptly notify BUYER's construction manager of any continuing noise which COMPANY discovers is in excess of the permitted noise levels specified above.

         BUYER shall cooperate with COMPANY in implementing security measures to ensure that access to the Lease-Back Premises during the Lease-Back Term shall be limited to COMPANY and its employees, agents, contractors, invitees and guests. Without in any way limiting the generality of the foregoing, (i) BUYER's ingress and egress to the building shall be restricted to the entrances located on the floors not comprising the Lease-Back Premises, (ii) except for performing such maintenance or repairs of the Lease-Back Premises as is requested by COMPANY, neither BUYER nor any of its employees, agents, contractors, invitees or guests shall have access to the Lease-Back Premises, (iii) BUYER's use of the building's elevator shall be limited to the floors not comprising the Lease-Back Premises, and, if feasible, following COMPANY's vacation of the lower two (2) floors, the computer for the elevator shall be programmed to "lock-out" the top floor, (iv) all doors for the outer stairwells leading to the Lease-Back Premises shall be locked but fitted, at BUYER's expense, with emergency escape bars or other emergency escape devices which are in compliance with city codes and regulations, with the understanding that members of the Company Group shall have at all times during the Lease-Back Term unlimited emergency access through the stairwells at the ends of the building, and (v) upon COMPANY's vacation of the lower two (2) floors, BUYER shall, at its cost, cause a contractor acceptable to COMPANY to install a temporary partition wall in front of the interior staircase of the building for the purpose of separating the Lease-Back Premises from the remaining floors of the building. The temporary partition wall shall be constructed in compliance with all applicable building codes and regulations, and pursuant to plans and specifications approved by COMPANY. The timing for the installation of said partition wall shall be coordinated with

COMPANY's vacation of the lower two (2) floors. COMPANY shall have the right to use both the interior staircase and the elevator until such time as COMPANY has completely vacated the lower two (2) floors.

         7.2. Rent. The amount of the rent to be paid by COMPANY shall be Fifty Thousand Dollars ($50,000.00) for each calendar month during the Lease-Back Term, payable on the last day of each such calendar month. For any partial calendar month during the Lease-Back Term, rent shall be prorated based on the actual number of days in said calendar month. The rent amount shall be "gross," with the understanding that BUYER shall be responsible for all costs of owning and operating the Property, including, without limitation, real property taxes and assessments, property insurance and the cost of utilities. Additionally, without limiting the generality of the foregoing, BUYER shall, at is sole cost and expense, maintain the Lease-Back Premises during the Lease-Back Term in good condition and repair, except that BUYER shall not be responsible for performing repairs to the Lease-Back Premises necessitated due to the negligence or willful misconduct of COMPANY, its employees, agents or contractors.

         7.3. Building Services. All building services currently being utilized by COMPANY at the Property, including, without limitation, electricity, telephone, computer line access, water, air conditioning, heating, trash services and janitorial services, shall continue to be provided to COMPANY with respect to the Lease-Back Premises at the cost of BUYER. Additionally, during the Lease-Back Term, COMPANY shall have the right to use on an exclusive basis, without charge, no less than seventy-five (75) parking spaces at the existing parking lot at the Property, which parking spaces shall be in close proximity to the entrance to the Lease-Back Premises. Notwithstanding the foregoing, BUYER shall not be liable in damages or otherwise for any failure or interruption of any utility furnished to the Lease-Back Premises unless such failure is due to the renovation activities of BUYER or otherwise due to the fault of any member of the Buyer Group.

         7.4. Indemnity by COMPANY. COMPANY shall hold BUYER harmless from any damage or injury to any person or to the property of any person arising during the Lease-Back Term from the negligent use of the Lease-Back Premises by COMPANY or from the negligent operation or conduct of COMPANY's business at the Lease-Back Premises, or from the willful misconduct, omission or negligence of COMPANY, its employees or agents at the Lease-Back Premises, and COMPANY hereby agrees to indemnify BUYER from all liability, loss, costs, claims, expenses and obligations, including reasonable attorneys' fees, on account of or arising out of any such injuries, losses or damages; provided, however, that the hold harmless and indemnity provisions of this Section 7.4 shall not apply with respect to any injuries, losses, damages, liability, costs, claims, expenses and obligations to the extent arising from (a) the renovation activities of BUYER, or (b) the negligence, omission or willful misconduct of any member of the Buyer Group.


         7.5. No Waste. COMPANY shall not cause, maintain or permit any waste in the Lease-Back Premises.

         7.6. Alterations. COMPANY shall not make any alterations or additions to the Lease-Back Premises without BUYER's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that COMPANY shall be permitted to make, without obtaining BUYER's prior consent, such minor non-structural alterations or additions to the top floor of the building as COMPANY deems desirable to accommodate the personnel which will be relocated to the top floor from the lower floors, which alterations or additions shall include, without limitation, the installation of additional telephone jacks, electrical and computer cabling and/or wiring, and the installation of temporary partitions or work stations.

         7.7. No Assignment or Subletting. COMPANY shall not assign or sublet its leasehold interest in the Lease-Back Premises without obtaining the prior written consent of BUYER.

         7.8.  Events  of  Default  by  COMPANY.   The  following  events  shall
constitute events of default by COMPANY with respect to the Lease-Back:

                  (i)  COMPANY  fails to pay rent  when due for a period  of ten
         (10) days after COMPANY's receipt of written notice from BUYER of such failure; or

                  (ii) COMPANY fails to observe, keep or perform any of the other covenants or agreements by COMPANY contained in this Section 7 where such failure continues for a period of thirty (30) days after COMPANY's receipt of written notice thereof from BUYER, provided that if such default reasonably cannot be cured or corrected within such thirty (30) day period, then COMPANY shall not be in default if COMPANY commences the cure or correction of such default within such thirty
         (30) day period and diligently pursues such cure to completion.

         In the event of an uncured event of default by COMPANY, BUYER shall have the right to exercise its remedies at law. Without in any way affecting BUYER's remedies against COMPANY, if COMPANY fails to vacate any portion of the Lease-Back Premises when required to by the terms of this Section 7 and COMPANY remains in possession of said portion without the consent of BUYER, then, in addition to the rent payable to BUYER pursuant to Section 7.2 above, COMPANY shall pay to BUYER a penalty equal to Two Thousand Dollars ($2,000.00) for each day COMPANY remains in possession of said portion beyond the stated vacation date. COMPANY's continued possession of any portion of the Lease-Back Premises beyond the vacation dates specified above with respect thereto shall not entitle BUYER to terminate the Lease-Back with regard to the remainder of the Lease-Back Premises.


8. License for Antennae

         BUYER understands and agrees that the telecommunications system currently located on the roof of the building as of the date of this Agreement, including, without limitation, satellite dish and micro-wave antennas (together with all associated lines and facilities) (collectively, the "Telecommunications System"), shall remain the separate property of COMPANY following the Close of Escrow and are not included with the sale of the Property. Prior to the Close of Escrow, COMPANY and BUYER shall enter into a License Agreement, in the form of Exhibit "E" attached hereto and incorporated herein by reference (the "License Agreement"), pursuant to which COMPANY shall be granted a license providing for the continued operation, maintenance and repair of the Telecommunications System by COMPANY, its agents, employees and independent contractors, following the Close of Escrow, which license shall be upon such terms and conditions as are set forth in the License Agreement.


9. Removal of Certain Fixtures

         COMPANY shall have the right to remove from the building the fixtures and other items listed on Exhibit "F" attached hereto, and, to the extent COMPANY removes such items from the Property prior to COMPANY's vacation of the Lease-Back Premises, such items are not included with the sale of the Property. Some of the items on the list may more accurately be classified as personal property as they are merely located under built-in cabinets or are hanging on walls by hooks or nails; such items are included on the list merely to avoid any dispute as to whether such items are actually fixtures. In no event shall the exclusion from the list of other items of personal property be construed as inferring that such items are included with the sale of the Property, it being the understanding of the parties that, except for the Personal Property listed on Exhibit "B" attached hereto, no items of personal property located at the Property are included with the sale of the Property.


10. General Provisions

         10.1. "AS IS" PURCHASE.  BUYER COVENANTS,  REPRESENTS AND WARRANTS THAT
(i) BUYER HAS INSPECTED OR WILL INSPECT THE PROPERTY AND ALL MATTERS RELATING THERETO WHICH BUYER DESIRES; (ii) NEITHER COMPANY NOR ANYONE ON COMPANY'S BEHALF HAS MADE, OR IS MAKING, ANY WARRANTIES OR REPRESENTATIONS RESPECTING THE PROPERTY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT; (iii) WITHOUT IN ANY WAY AFFECTING ANY RECOURSE BUYER MAY HAVE AGAINST COMPANY ARISING FROM THE FALSITY OR INACCURACY OF ANY EXPRESS REPRESENTATIONS OR WARRANTIES OF COMPANY SET FORTH IN THIS AGREEMENT, BUYER IS RELYING SOLELY ON BUYER'S OWN INVESTIGATION OF THE PROPERTY AND ALL MATTERS PERTAINING THERETO, INCLUDING BUT NOT LIMITED TO THE ENVIRONMENTAL CONDITION OF THE PROPERTY; AND (iv) EXCEPT AS EXPRESSLY SET FORTH HEREIN, BUYER IS PURCHASING THE PROPERTY "AS IS."

         BUYER ACKNOWLEDGES THAT COMPANY MAKES NO, AND EXPRESSLY DISCLAIMS ANY, WARRANTIES OR REPRESENTATIONS CONCERNING THE ACCURACY OR COMPLETENESS OF ANY OF THE REPORTS OR OTHER DOCUMENTS MADE AVAILABLE TO BUYER FOR REVIEW AT THE PROPERTY OR DELIVERED TO BUYER BY OR ON BEHALF OF COMPANY IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY.

         COMPANY HEREBY DISCLOSES THE FOLLOWING ITEMS TO BUYER ("DISCLOSURE ITEMS"):

                  (i) AN EARTHQUAKE FAULT LINE COMMONLY KNOWN AS THE ROGERS CREEK FAULT RUNS ALONG THE EASTERN PORTION OF THE PROPERTY, THROUGH THE EXISTING PARKING LOT, AND THE PROPERTY IS SITUATED WITHIN AN AREA DESIGNATED AS A SPECIAL STUDIES ZONE PURSUANT TO THE ALQUIST-PRIOLO SPECIAL STUDIES ZONES ACT OF 1972;

                  (ii) THE BUILDING HAS EXPERIENCED LEAKING FROM TIME TO TIME. THERE HAVE BEEN EPISODES OF LEAKING FROM THE ROOF OF THE BUILDING, INCLUDING THE OUTSIDE DECKING ON THE TOP TWO (2) FLOORS, AND THE VERTICAL SEALANT JOINTS LOCATED THROUGHOUT THE BUILDING ARE SUSCEPTIBLE TO LEAKING DURING HARD-DRIVING HEAVY RAINS. ADDITIONALLY, COMPANY'S ROOFING CONTRACTOR IS CURRENTLY INVESTIGATING A NEW LEAK DISCOVERED DURING RECENT RAINS WHICH MAY HAVE ORIGINATED FROM ONE OF THE WINDOW FRAMES; AND

                  (iii) MINOR FLOODING HAS OCCURRED FROM TIME TO TIME IN THE BASEMENT OF THE BUILDING. IT APPEARS THAT THE FLOODING MAY BE CAUSED BY WATER ENTERING THE BASEMENT FROM A LARGE HORIZONTAL VENT HOLE ALONG ONE OF THE BASEMENT'S WALLS.

         BUYER IS HEREBY ADVISED TO CONDUCT ITS OWN INDEPENDENT INVESTIGATIONS WITH REGARD TO THE DISCLOSURE ITEMS.



                                    /S/ John D. Miller
                                    ------------------
                                    BUYER'S INITIALS

         10.2. Assignment. This Agreement shall be personal to BUYER, and BUYER shall not assign, agree to assign, offer to assign or solicit offers to purchase BUYER'S interest in or rights to purchase the Property without first obtaining written approval from COMPANY. Any assignment, agreement, offer or solicitation by BUYER in violation of the foregoing sentence shall constitute a default under this Agreement and shall terminate and void this Agreement and any escrow pursuant hereto. No written consent by COMPANY hereunder shall be deemed a waiver by COMPANY of any of the provisions hereof except to the extent expressly provided in such consent.

         10.3. No Partnership or Agency. The parties hereto agree that nothing contained herein shall be construed as creating the relationship of principal and agent or of partnership or of joint venture or of any other form of legal association which would impose liability upon one party for the act or failure to act of another party.

         10.4. Approvals. All approvals called for herein shall be in writing and all time limits, unless otherwise stated, shall commence upon the opening of escrow which shall be the date that a duly executed duplicate original of this Agreement is deposited into escrow by the parties hereto.

         10.5. Commissions. If and only if the transaction contemplated by this Agreement closes, COMPANY shall pay a real estate brokerage commission with respect to this transaction to Damon Raike and Company, 100 Pine Street, Suite 1800, San Francisco, California 94111 ("Primary Broker") pursuant to a separate agreement between COMPANY and Damon Raike. It is understood by and between COMPANY and BUYER that Keegan & Coppin Company, Inc., 1355 North Dutton Avenue, Santa Rosa, California 95401-7110 ("Cooperating Broker"), BUYER's broker in this transaction, shall share in the commission to be paid to the Primary Broker pursuant to a separate agreement between the Primary Broker and the Cooperating Broker; provided, however, that COMPANY shall have absolutely no obligation or responsibility to pay any commission or fee separately to the Cooperating Broker arising out of this transaction. In the event of a claim for broker's fee, finder's fee, commission or other similar compensation in connection herewith other than as set forth above, BUYER, if such claim is based upon any agreement alleged to have been made by BUYER (including, without limitation, any claim by the Cooperating Broker arising out of this transaction), hereby agrees to indemnify and hold COMPANY and the Company Group harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' fees and costs) which COMPANY may sustain or incur by reason of such claim, and COMPANY, if such claim is based upon any agreement alleged to have been made by COMPANY, hereby agrees to indemnify and hold BUYER harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' fees and costs) which BUYER may sustain or incur by reason of such claim. The foregoing indemnities shall survive the Close of Escrow and the transfer of title.


         10.6. Notices. Any notices, requests, approvals or elections hereunder shall be in writing and shall be deemed received when personally served, or the next business day after being deposited with any nationally recognized overnight courier service, or three (3) days after mailing by certified or registered United States mail, return receipt requested, postage prepaid, or when transmitted by facsimile machine, with transmission and receipt confirmed, addressed to BUYER as follows:

                  Arterial Vascular Engineering, Inc.
                    5345 Skylane Boulevard
                  Santa Rosa, CA 95403
                  Attention: John Miller

                  FAX: (707) 522-2245

                  and addressed to COMPANY as follows:

                  Unocal Corporation
                  376 South Valencia Avenue
                  Brea, California  92621
                  Attention: J. D. Murphy and K. E. Bruton
                  FAX: (714) 577-2966


         10.7. Integration. This instrument and the exhibits hereto contain the entire agreement between BUYER and COMPANY respecting the Property. Any agreements or representations covering the Property or the duties of either BUYER or COMPANY not set forth in this Agreement or its exhibits are of no effect.

         10.8. Survival. All agreements of the parties shall survive the Close of Escrow and the delivery of any deed.

         10.9. Interpretation. Each party has reviewed this Agreement, and any question of doubtful interpretation shall not be resolved by any rule or interpretation providing for interpretation against the drafting party. This Agreement shall be construed pursuant to the laws of the State of California. The captions and headings contained herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         10.10. Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         10.11. Time. Time is of the essence of each provision of this Agreement. If any date specified hereunder for the performance of an obligation by any party falls on Saturday, Sunday or legal holiday, then the date shall be extended to the next following business day.

         10.12.  Counterparts.   This  Agreement  may  be  executed  in  several
counterparts and all counterparts so executed shall constitute one Agreement binding on the parties hereto.

         10.13. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         10.14. FIRPTA. The Foreign Investment in Real Property Tax Act ("FIRPTA"), IRC 1445, requires that every purchaser of U.S. real property must, unless an exemption applies, deduct and withhold from the seller's proceeds ten percent (10%) of the gross sales price. The primary exemptions which might be applicable are (a) the seller provides the buyer with an affidavit under penalty of perjury that the seller is not a "foreign person" as defined in FIRPTA, or
(b) the seller provides the buyer with a "qualifying statement" as defined in FIRPTA issued by the Internal Revenue Service. COMPANY and BUYER agree to execute and deliver, as appropriate, any instrument, affidavit and statement, and to perform any acts reasonably necessary to carry out the provisions of FIRPTA and regulations promulgated thereunder, and any comparable state law.

         10.15. No Third Party Beneficiaries. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and assigns, if any, nor shall any provision give any third parties any right of subrogation or action against any party to this Agreement.

         10.16. Attorneys' Fees. If any legal action or proceeding is brought for the enforcement or for a declaration of rights and duties under this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

         10.17.  Successors  and Assigns.  Subject to the  provisions of Section
10.2 hereof, this Agreement, and all surviving terms hereof, shall be binding upon the parties' respective heirs, administrators, successors and assigns.


         10.18. Authority to Enter Agreement. Each of the signators hereto hereby represents and warrants that he or she has the right, power, legal capacity and authority to execute into this Agreement and to bind the entity he or she represents to this Agreement and the obligations hereunder.

         10.19. Waiver of Jury Trial.  Notwithstanding the provisions of Section
10.20 below, each of the parties hereto waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement or any obligation contained herein. However, the parties agree that the provisions of Section 10.20 take precedence over this provision.

         10.20. ARBITRATION OF DISPUTES. ANY DISPUTE UNDER THIS AGREEMENT SHALL BE DECIDED BY BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") IN EFFECT AS OF THE CLOSE OF ESCROW. SUCH DISPUTE SHALL BE SUBMITTED TO A PANEL OF THREE (3) ARBITRATORS, SELECTION OF WHOM SHALL BE MADE AS FOLLOWS:

                  10.20.1. WITHIN SEVEN (7) CALENDAR DAYS AFTER WRITTEN NOTICE FOR ARBITRATION BY EITHER PARTY UPON THE OTHER PARTY, AND THE AAA PURSUANT TO THE AAA RULES, EACH PARTY SHALL DESIGNATE ONE (1) MEMBER TO THE BOARD OF ARBITRATION ("BOARD"). THE ARBITRATORS SHALL EACH BE EXPERTS IN THE SUBJECT MATTER OF THE DISPUTE WITH, IF POSSIBLE, NO LESS THAN FIVE (5) YEARS' SUBSTANTIAL EXPERIENCE ARBITRATING DISPUTES IN THE COMMERCIAL REAL ESTATE FIELD.

                  10.20.2. THE TWO ARBITRATORS SHALL THEREUPON ENDEAVOR TO SELECT A THIRD (3RD) ARBITRATOR MEETING THE QUALIFICATIONS DESCRIBED IN
         SECTION 10.20.1 ABOVE. IF THEY ARE UNABLE TO AGREE ON SUCH SELECTION, THE THIRD (3RD) ARBITRATOR SHALL BE SELECTED FROM A LIST OF NAMES SUPPLIED BY THE AAA AS MEETING THE QUALIFICATIONS DESCRIBED IN SECTION
         10.20.1 ABOVE,  OR IF THE AAA DOES NOT SUPPLY SUCH NAMES,  THEN THE TWO
         (2) SELECTED ARBITRATORS SHALL AGREE ON A LIST OF SEVEN QUALIFIED NAMES. THE ARBITRATORS SHALL ALTERNATELY STRIKE A NAME FROM SUCH LIST UNTIL THE LAST REMAINING NAME SHALL BE THE THIRD (3RD) ARBITRATOR. SUCH SELECTION SHALL BE COMPLETED WITHIN THIRTY (30) CALENDAR DAYS AFTER THE REQUEST FOR ARBITRATION.


                  THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS AND AWARD, IF ANY, MAY BE ENTERED WITH ANY COURT HAVING JURISDICTION AND THE DETERMINATION AND AWARD, IF ANY, MAY THEN BE ENFORCED AMONG THE PARTIES, WITHOUT FURTHER EVIDENTIARY PROCEEDINGS, AS IF ENTERED BY A COURT AT THE CONCLUSION OF A JUDICIAL PROCEEDING IN WHICH NO APPEAL WAS TAKEN.

                  NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

                  WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.
         BY PLACING THEIR INITIALS HERE:

         (BUYER /S/John D. Miller;  COMPANY /S/John D. Murphy),
                ------------------          ------------------
         THE PARTIES AGREE TO ARBITRATION.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Sale of Real Property and Escrow Instructions to be effective as of the date first above written.

                         "COMPANY"

                         UNION OIL COMPANY OF CALIFORNIA

                         By:    /S/John D. Murphy
                              --------------------------

                         Its:
                              --------------------------


                         "BUYER"

                         ARTERIAL VASCULAR ENGINEERING, INC.

                         By:    /S/John D. Miller
                              --------------------------

                         Its:   V.P. Finance, CFO
                              --------------------------